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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                 As independent public accountants, we hereby consent to the use of our report dated September 26, 1996 included in the Dart Group Corporation Form 8-K, dated February 20, 1997. It should be noted that we have not audited any financial statements of Shoppers Food Warehouse Corp. subsequent to June 29, 1996 or performed any audit procedures subsequent to the date of our report.


                                                   Arthur Andersen LLP

Washington, DC
February 20, 1997